EXHIBIT 99.2
Rosetta Resources
Company Update
February 2009

2008 Achievements
  Successful resolution of Calpine litigation
  Significant progress on strategy shift to onshore unconventional player
  Established experienced team and filled key functions
  Initiated comprehensive resource assessments and reviews of existing asset positions
  Increased project inventory by ~150%
  Entered several new unconventional plays with substantial upside from meaningful positions
  Completed four property acquisitions
  Reaffirmed borrowing base at $400 million and preserved liquidity for future business activities

Major Producing Areas
Major Activity Areas
Other Areas
Offices
Headquarters
12/31/2008 Reserves
398 Bcfe
PUD
18%
PDP
82%
  Significant core onshore positions
  Inventory upside in all core assets
  Three new operational areas
 added
  High quality reserve base
  Ability to maintain volumes with
 lower capital intensity
  Expect to exit offshore and State
 Waters
  Upside from new play entry
Rosetta Resources Today

Rosetta Transformation
Proof of Concept

Bakken - Alberta Basin
  Dominant acreage position of ~230,000
 net acres
  Key assessment wells to be drilled in
 2009
Pinedale Property Acquisition
  27 bcfe net proven reserves
  1,152 net acres
  28 gross producing wells
  8 mmcfe/d net production
South Texas Property Acquisition
  14 bcfe net proven reserves
  21,110 net acres
  Olmos and Eagle Ford Shale potential
  285 gross producing wells
  5 mmcfe/d net production
Eagle Ford Shale Leasehold
  25,000 net acres, 100% working interest
  Vertical pilot test well in progress
  At least 2 additional test wells planned
 for 2009
Dinn Sand Leasehold Acquisition
  5,000 net acres, 100% WI
  Shallow Dinn Sand and Deeper
 Perdido Sand resource potential
  Adjacent to existing Perdido Sand
 production
California - Sacramento Basin
  Up to 16 potential pay horizons
  Tight Capay opportunity covering
 30,000 net acres with resource
 potential of up to 100 bcfe
  100% working interest
Upside Potential and Catalysts

Financial Capacity to Grow
  Revolving line of credit - conforming borrowing base
 remains at $400 million
  $300 million debt outstanding at year end 2008
  ~$200 million liquidity from unused capacity and cash on
 hand
  Protected 2009 natural gas production with 52 BBtu/d
 swapped at an average price of $7.65 and 5 BBtu/d of
 collars at $8.00 by $10.05
  Protected 2010 natural gas production of 10 BBtu/d
 swapped at $8.31
  Goal to maintain optionality and flexibility

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$16.00
1/1/2008
4/1/2008
7/1/2008
10/1/2008
1/1/2009
4/1/2009
7/1/2009
NYMEX Gas
Rosetta Investment Deck
Strip > ROSE Price Deck
  Preference for organic activities
  Ramp up drilling in existing assets and convert
 price-sensitive inventory
  Consider adding hedges
  Maintain financial discipline to position for cycles
Strip < ROSE Price Deck
  Preference for inorganic activities
  Ramp up asset studies to build inventory
  Maintain flexibility to respond to environment
Flexibility - How Will We Act?

It’s a Great Time to Look at Rosetta
  Post-Calpine reserves and financial position is high quality
  Unconventional approach on existing assets will be
 impactful
  Ground floor opportunity to participate in significant new play entry
  Experienced management with passion and commitment
  Very attractive risk-reward profile for Company our size
  Today trading at significant discount on valuation basis to companies with similar business model